JPMorgan Trust I responses

Sub-Item 77Q1(a)

Copies of any material amendments to the registrant’s charter:

Amended Schedule B dated August 11, 2005 to the
Declaration of Trust.  Incorporated herein
by reference to the Registrant's Registration
Statement as filed with the Securities and
Exchange Commission on September 29, 2005 (Accession
Number 0001047469-05-023624).

Amended Schedule B dated November 10, 2005 to the
Declaration of Trust.  Incorporated herein
by reference to the Registrant's Registration
Statement as filed with the Securities and
Exchange Commission on December 15, 2005 (Accession
Number 0001047469-05-028299).

Sub-Item 77Q1(e)

New advisory agreement

Amended and Restated Investment Advisory
Agreement between the Trust and J.P. Morgan
Investment Management Inc. dated August 11, 2005.
Incorporated by herein by reference to the Registrant’s
Registration Statement as filed with the Securities
and Exchange Commission on October 27, 2005. (Accession
Number 0001047469-05-025419)